SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

POKERTEK, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	61-1455265
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1020 Crews Road, Suite J, Matthews, North Carolina 28106

(Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-127181
	(If applicable	)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share

(Title of Class)

Item 1.	Description Of The Registrant’s Securities To Be Registered.

A description of the common stock of PokerTek, Inc., (the “Registrant”) is set forth in the Registration Statement on Form S-1 (File No. 333-127181), filed with the Securities and Exchange Commission on August 4, 2005, as amended, and is hereby incorporated by reference.

Item 2.	Exhibits.

3.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (Registration File No. 333-127181)).

3.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended (Registration File No. 333-127181)).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registration Statement on Form S-1, as amended (Registration File No. 333-127181)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized.

POKERTEK, INC.

By:	/s/ GEHRIG H. WHITE
Gehrig H. White, Chief Executive Officer

Date: October 13, 2005